Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jan 31, 2002
Payment Date	Feb 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.820000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 15, 2002	Jan 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	180,951,645	38,293,920	45,256,451	29,590,756	24,368,858	29,664,914
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.000000%	2.110000%	2.220000%	2.470000%	2.820000%
Interest/Yield Payable on the Principal Balance	311,639	69,578	86,515	62,938	59,176
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	311,639	69,578	86,515	62,938	59,176
Interest/Yield Paid	311,639	69,578	86,515	62,938	59,176

Summary

Beginning Security Balance	180,951,645	38,293,920	45,256,451	29,590,756	24,368,858	29,664,914
Beginning Adjusted Balance	180,951,645	38,293,920	45,256,451	29,590,756	24,368,858
Principal Paid	3,980,936	842,466	995,642	650,997	536,115	725,154
Ending Security Balance	176,970,709	37,451,454	44,260,809	28,939,760	23,832,743	29,012,286
Ending Adjusted Balance	176,970,709	37,451,454	44,260,809	28,939,760	23,832,743
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	177,043,235	37,451,454	44,260,809	28,939,760	23,832,743
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,439,065
Ending OC Amount as Holdback Amount						11,431,076
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3417094	$1.4495402	$0.9612806	$1.1041735	$1.4089455
Principal Paid per $1000	$4.3650616	$17.5513800	$11.0626879	$11.4209939	$12.7646398